UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 4, 2013

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April, 4, 2013, NewStar Financial, Inc. (the “Company”) and NewStar Arlington Funding LLC (“NAF”), a newly formed subsidiary of NewStar Arlington Fund LLC, entered into a Loan and Security Agreement (the “Loan and Security Agreement”) by and among NAF as the borrower, the Company as the servicer, Wells Fargo Securities, LLC as the administrative agent, U.S. Bank National Association as the trustee, and each of the Class A and Class B lenders party thereto, establishing a $147,000,000 of Class A variable funding notes (the “Class A Notes”) and $28,000,000 of Class B variable funding notes (the “Class B Notes”) to partially fund eligible middle market loan origination for the benefit of NewStar Arlington Fund LLC, an investment fund managed by the Company. Wells Fargo Bank, National Association has committed to fund the Class A Notes as the initial Class A lender and the Company has committed to fund the Class B Notes as the initial Class B lender. Advances under the Class A Notes and the Class B Notes may be drawn, repaid and drawn again, subject to availability under a borrowing base. The Class A Notes and the Class B Notes provide for a reinvestment period of one year ending on April 4, 2014, unless extended by one year at the request of NAF, followed by a three year amortization period. The reinvestment period is subject to early termination as provided in the Loan and Security Agreement. The Company will act as the originator and the servicer of the loans and investment manager of NewStar Arlington Fund.

The Loan and Security Agreement also requires the borrower and the Company to comply with various financial and other covenants. In addition, the Loan and Security Agreement contains customary events of default and servicer defaults (subject to certain materiality thresholds and grace and cure periods) customary for transactions of this type.

The Company and certain of its subsidiaries have three credit facilities with Wells Fargo Bank, National Association, including a $75 million credit facility to fund asset-based loans, a $75 million credit facility to fund new equipment lease origination, and a $175 million credit facility to fund leveraged finance loans.

The foregoing description of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which has been filed with this Current Report on Form 8-K as Exhibits 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On April, 8, 2013, the Company issued a press release announcing that it has formed a new managed credit fund with an institutional investor to co-invest in middle market commercial loans originated by the Company, which is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Loan and Security Agreement, dated as of April 4, 2013, by and among NewStar Financial, Inc. as Servicer, NewStar Arlington Funding, LLC as Borrower, Wells Fargo Bank, National Association as the initial Class A Lender, NewStar Financial, Inc. as the initial Class B Lender, Wells Fargo Securities, LLC as Administrative Agent, and U.S. Bank National Association as Trustee.

99.1	Press release of NewStar Financial, Inc. dated April 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: April 8, 2013	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of April 4, 2013, by and among NewStar Financial, Inc. as Servicer, NewStar Arlington Funding, LLC as Borrower, Wells Fargo Bank, National Association as the initial Class A Lender, NewStar Financial, Inc. as the initial Class B Lender, Wells Fargo Securities, LLC as Administrative Agent, and U.S. Bank National Association as Trustee.

99.1	Press release of NewStar Financial, Inc. dated April 8, 2013.